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                                                               Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 33-5524 of Angelica Corporation on Form S-8 of our reports dated June 16, 2004, appearing in this Annual Report on Form 11-K of Angelica Corporation Retirement Savings Plan for the year ended December 31, 2003.

/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
June 28, 2004